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                                                                 EXHIBIT (a)(11)



        EMAIL COMMUNICATION REPORTING RESULTS TO TENDERING OPTION HOLDERS

Dear Option Holder:

                  On behalf of Vastera, Inc. (the "COMPANY"), I am writing to provide you with the results of the Company's recent offer to exchange (the "OFFER") outstanding options (the "ELIGIBLE OPTIONS") granted under the Vastera, Inc. 1996 Stock Option Plan, as amended (the "1996 PLAN"), and the Vastera, Inc. 2000 Stock Incentive Plan, (the "2000 PLAN" and collectively with the 1996 Plan, the "OPTION PLANS") for new options the Company will grant under the Option Plans (the "NEW OPTIONS"). All capitalized terms used in this letter which are not defined herein have the meanings given to those terms in the letter of transmittal (the "LETTER OF TRANSMITTAL") accompanying the Company's offer to exchange dated August 30, 2002 (the "OFFER OF EXCHANGE").

                  The Offer expired at 9:00 p.m., Eastern time, on September 30, 2002. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, the Company accepted for exchange tendered
options for a total of              shares of Common Stock and canceled all
such options.

                  The Company has accepted from you for exchange and cancel the number of tendered options equal to the number of option shares set forth on Attachment A to this letter.

                  In accordance with the terms and subject to the conditions of the Offer, you will have the right to receive new options under the 2000 Plan for the number of shares of Common Stock which is equal to the number of options shares set forth on Attachment A, as adjusted for any stock splits, stock dividends and similar events. Also in accordance with the terms of the Offer, the terms and conditions of the new options will be substantially the same as the terms and conditions of the options you tendered for exchange, except that:

         o the per share exercise price under the new options will equal the last reported sale price of the Common Stock on the Nasdaq National Market on the date the Company grants the new option; and

         o        all new options will be nonstatory stock options.

                  In accordance with the terms of the Offer, the Company will grant you the new option on or about the first business day that is at least six months and one day after the cancellation date anticipated to be on or after April 3, 2003. At that time, as described in the Offer to Exchange, you will receive a new notice of grant and stock option agreement executed by the Company.

                  In accordance with the terms of the Offer, you must be an employee of the Company or one of its subsidiaries from the date you tendered options through the grant date of the new option in order to receive your new option. If you do not remain an employee, you will not receive a new option or any other consideration for the options tendered by you and canceled by the Company.

                  If you have any questions, please contact Jo Wechselblatt at
(703) 661-9006 or by email: OPTION.EXCHANGE@VASTERA.COM.


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                                   ATTACHMENT


OPTIONEE STATEMENT


    OPTION HOLDER:____________________________________________________________



                                                        TOTAL NUMBER OF OPTION      TOTAL NUMBER OF VESTED
                                                         SHARES SUBJECT TO THE      SHARES SUBJECT TO THE
    GRANT DATE               EXERCISE PRICE                   NEW OPTION                  NEW OPTION
-------------------    -------------------------        ----------------------    --------------------------

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